UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/01/2007

Quantum Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13449

Delaware	94-2665054
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1650 Technology Drive
Suite 700
San Jose, CA 95110
(Address of principal executive offices, including zip code)

408-944-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

Effective as of April 1, 2007, Quantum Corporation (the "Company") entered into Change of Control Agreements with the Company's CEO (the "CEO Agreement"), Section 16 officers (the "Officer Agreement"), and Directors (the "Director Agreement"), the material terms of which are summarized below. These agreements replace similar agreements that expired on March 31, 2007.

    CEO Agreement. If the CEO is terminated by Involuntary Termination (as defined in the CEO Agreement) within eighteen (18) months after a Change of Control (as defined in the CEO Agreement), the CEO will receive the following severance compensation and benefits: (1) 300% of the CEO's then established Base Compensation (as defined in the CEO Agreement); (2) 300% of the average of the CEO's actual annual bonuses received over the previous two (2) years; (3) payment of COBRA premiums for twelve (12) months; (4) any unvested equity-based compensation award then held by the CEO shall automatically become vested; and (5) if applicable, a gross-up payment in the amount of any excise tax incurred by the CEO as a result of the benefits received under the CEO Agreement.

    Officer Agreements.   If any Officer is terminated as the result of an Involuntary Termination (as defined in the Officer Agreement) within eighteen (18) months after a Change of Control (as defined in the Officer Agreement), the Officer will receive the following severance compensation and benefits: (1) 200% of the Officer's then established Base Compensation (as defined in the Officer Agreement); (2) 200% of the average of the Officer's actual annual bonuses received over the previous two (2) years; (3) payment of COBRA premiums for twelve (12) months; (4) any unvested equity-based compensation award then held by the Officer shall automatically become vested; and (5) if applicable, a gross-up payment in the amount of any excise tax incurred by the Officer as a result of the benefits received under the Officer Agreement.

    Director Agreements. If the Association (as defined in the Director Agreement) between the successor corporation and a Director terminates, other than a termination due to death or Disability (as defined in the Director Agreement), within eighteen (18) months of a Change of Control (as defined in the Director Agreement), then any unvested equity-based compensation award held by the Director shall automatically become vested.

    Indemnification Agreements. In addition, on April 1, 2007, the Company entered into Indemnification Agreements with the Company's CEO, Section 16 officers and Directors. These agreements provide indemnification protection for these individuals and replace similar agreements that expired on March 31, 2007.

    These summaries are qualified by reference to the actual agreements, which are filed as Exhibits 10.1 to 10.4 of this Form 8-K, and are incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

Exhibit      Description
10.1          Chief Executive Officer Change of Control Agreement, dated April 1, 2007, between Registrant and Richard E. Belluzzo

10.2          Form of Officer Change of Control Agreement, dated April 1, 2007, between Registrant and each of Registrant's Executive Officers (other than the Chief Executive Officer)

10.3          Form of Director Change of Control Agreement, dated April 1, 2007, between Registrant and each Director of Registrant (other than the Chairman and CEO)

10.4          Form of Indemnification Agreement, dated April 1, 2007, between Registrant and the Registrant's CEO, each Executive Officer and each Director

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quantum Corporation

Date: April 04, 2007	By:	/s/ Shawn Hall
Shawn Hall
VP General Counsel & Secretary

Exhibit Index

Exhibit No.	Description
EX-10.1	Chief Executive Officer Change of Control Agreement
EX-10.2	Form of Officer Change of Control Agreement
EX-10.3	Form of Director Change of Control Agreement
EX-10.4	Form of Indemnification Agreement